UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

May 4, 2009

Date of Report (Date of earliest event reported)

First Chester County Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	0-12870	23-2288763
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9 North High Street, West Chester, Pennsylvania

(Address of principal executive offices)

(484) 881-4000

(Registrant's telephone number, including area code)

(Former name or former address,

if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ [ [ [

] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On May 5, 2009, First Chester County Corporation (the "Corporation") issued a press release regarding its financial results for the quarter ended March 31, 2009. The Corporation"s press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 4, 2009, the Personnel and Compensation Committee of the Corporation approved, and the Board of Directors of the Corporation ratified, the following: (i) amendments to the Executive Incentive Plan (the "Plan") pursuant to which annual cash incentive compensation and awards of restricted stock for long term incentive compensation is paid to the Corporation's executive officers, (ii) an agreement to finalize the American Home Bank Management Incentive Plan (the "AHB MIP"), and (iii) salary increases for the Managing Director and President of the American Home Bank Division of the Bank.

The following description of the material terms of the Annual Incentive Plan (the "AIP&") and the Long Term Incentive Plan (the "LTIP"), as amended for 2009, is qualified in its entirety by reference to the complete text of the Plan filed with the Corporation's Annual Report on Form 10-K for the year ended December 31, 2008.

Annual Incentive Plan

Under the AIP, cash incentive awards will be paid to executive officers of the Corporation if the Corporation meets certain performance measures for the year ending December 31, 2009 and, in the case of the executive officers other than the Chairman, the President, the Managing Director of the AHB Division and the President of the AHB Division, certain individual performance objectives. The performance measures consist of return on average assets ("ROAA"), and, in the case of the Managing Director and the President of the AHB Division, Total Revenue minus Compensation Expense. Awards under the AIP are based on the executive officer's level of employment and responsibilities and will equal a percentage of the executive officer's base salary, ranging as follows:

Position	Range of Payout Based on Attainment of Corporation Performance Measure	Range of Payout Based upon Individual Performance Objectives

CEO/President	5-40%	N.A.
EVPs	3-20%	1-10%
AHB Division -
Managing Director	1.25-10%/3.75-30%*	N.A.
President	1.25-9.25%/3.75%-27.75%*

* AHB Division has two separate performance measures

Individual performance awards for EVPs may or may not be paid if the Corporation's threshold goal is not achieved.

Long Term Incentive Plan

Under the LTIP, restricted stock awards were granted to the executive officers of the Corporation, which shares will not vest until 2012. Two types of restricted stock were granted to the executive officers: performance restricted stock and service restricted stock. For vesting of the performance restricted stock, the Corporation's performance measures are based on the Corporation's earnings per share ("EPS") and ROAA. In addition, for vesting of the performance restricted stock and the service restricted stock, the executive officers have to be actively employed through February 28, 2012. If the vesting restrictions are satisfied, the number of shares of performance restricted stock to vest will be (i) 1,500 at the threshold level, 3,000 at the target level and 4,500 at the optimum level for the CEO and President; (ii) 750 at the threshold level, 1,500 at the target level and 2,250 at the optimum level for the EVPs; (iii) 1,250 at the threshold level, 2500 at the target level and 3,750 at the optimum level for Mr. Deitch; and (v) 1,000 at threshold level, 2,000 at the target level, and 3,000 at the optimum level for Ms. Smith. If the restrictions provided above are satisfied, the number of service restricted stock to vest will be: (i) 2,000 for the CEO and President; and (ii) 1,000 for the EVPs.

American Home Bank Management Incentive Plan

In addition, at the same meeting, the Personnel and Compensation Committee approved, and the Board of Directors ratified, the finalization of the American Home Bank Management Incentive Plan (the "AHB MIP"). In connection with the merger of AHB with and into the Bank, AHB, the Corporation and the Bank (the "Merger Parties") agreed to establish the AHB MIP for the benefit of certain management employees of AHB effective as of December 31, 2008. All of the terms of the AHB MIP were not finalized or agreed to prior to closing of the Merger, and the Merger Parties waived the requirement that the AHB MIP be finalized prior to closing and completed the Merger and agreed to finalize the AHB MIP promptly after closing.

Subsequent to closing of the Merger, ongoing and repeated efforts were made to finalize the AHB MIP, however, the issues involved in finalizing the AHB MIP according to the framework set forth in the merger agreement became increasingly complex, and it became apparent that the costs and burdens of administering such a complex plan would not permit implementation without unreasonable effort and expense and thus, it would not be in the best interests of the Corporation to do so. To resolve the impasse, the Corporation proposed, and Mr. Deitch and Ms. Smith agreed, to finalize the AHB MIP in a simplified manner. In particular, the final AHB MIP consists of two components: (a) a lump sum payment (the "Additional Consideration Component") and (b) an incentive component (the "Compensation Component"). The Additional Consideration Component is to be considered as additional consideration for shares of AHB surrendered pursuant to the Merger Agreement and will not be subject to forfeiture due to employment status or any other provision of the employment agreements with Mr. Deitch and Ms. Smith. The aggregate Additional Consideration Component is $1.6 million, payable $840,000 to Mr. Deitch and $760,000 to Ms. Smith. These amounts have been treated for accounting purposes as additional merger consideration for the acquisition of AHB in accordance with GAAP and will be paid as soon as practicable following execution by each of the parties to the Agreement. Under the proposed structure of the AHB MIP outlined in the Corporation's Registration Statement on Form S-4, which was not concluded and was subject to finalization, amounts earned under the AHB MIP may have been considered compensation or consideration.

The Compensation Component of the finalized AHB MIP, increased base compensation to $225,000 and $215,000 for Deitch and Smith respectively, and provided for Deitch and Smith to participate in the Company's Annual Incentive and Long-Term Incentive Plans, as described above.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired
Not applicable.
(b)	Pro forma financial information
Not applicable.
(c)	Shell company transactions
Not applicable.
(d)	Exhibits.

Exhibit No.	Description__________________________________________________________
99.1	Press Release Dated May 5, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 5, 2009	FIRST CHESTER COUNTY CORPORATION

By: Name: Title:	/s/ John Balzarini John Balzarini Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description__________________________________________________________
99.1	Press Release Dated May 5, 2009